SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2008
ELI LILLY AND COMPANY
(Exact name of registrant as specified in its charter)

Indiana	001-06351	35-0470950
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lilly Corporate Center		46285
Indianapolis, Indiana		(Zip Code)
(Address of Principal
Executive Offices)
Registrant’s telephone number, including area code: (317) 276-2000
No Change

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
On April 21, 2008, we issued a press release announcing our results of operations for the quarter ended March 31, 2008, including, among other things, an income statement for those periods. In addition, on the same day we are holding a teleconference for analysts and media to discuss those results. The teleconference will be web cast on our web site. The press release and related financial statements are attached to this Form 8-K as Exhibit 99.
We provide non-GAAP financial information that differs from financial statements reported in conformity to U.S. generally accepted accounting principles (“GAAP”). In the press release attached as Exhibit 99, we used non-GAAP financial measures in comparing the financial results for the first quarter of 2008 with the same period of 2007. Those measures include operating income, income before taxes, income taxes, effective tax rate, net income, and earnings per share without the effect of several items affecting the relevant accounting periods:
•	The following items in the first quarter of 2007 (described in more detail in our Form 8-K dated April 16, 2007):
•	Restructuring charges associated with previously announced manufacturing decisions.

•	In-process research and development charges associated with the acquisition of ICOS Corporation (which closed on January 29, 2007) and an in-licensing transaction with OSI Pharmaceuticals.
•	The following items in the first quarter of 2008 (described in more detail in the press release attached as Exhibit 99):
•	A tax benefit from resolution of a substantial portion of an IRS audit of the company’s federal income tax returns for the years 2001 to 2004.

•	Asset impairments, restructuring (exit costs), and other special charges primarily related to the decision to terminate the development of the company’s AIR Insulin program.

•	In-process research and development charges associated with an in-licensing transaction with BioMS Medical.
In the press release attached as Exhibit 99, we also provided financial expectations for the full year 2008. In addition to providing earnings per share expectations on a GAAP basis, we provided earnings per share expectations as they would have been without certain items. The relevant items include those described above for the first quarter of 2008 and the items below in 2007:

•	The following items in the fourth quarter of 2007:
•	Acquired in-process research and development charges for compounds acquired from Macrogenics and Glenmark.

•	Asset impairments and restructuring related primarily to previously announced site closures and other special charges related to Zyprexa product liability.
•	A charge for a reduction in our expected product liability insurance recoveries in the third quarter of 2007.

•	The in-process research and development charges associated with the acquisitions of Hypnion, Inc. and Ivy Animal Health, Inc. in the second quarter of 2007.

•	The following items in the first quarter of 2007:
•	Restructuring charges associated with previously announced manufacturing decisions.

•	Acquired in-process research and development charges associated with the acquisition of ICOS Corporation (which closed on January 29, 2007) and an in-licensing transaction with OSI Pharmaceuticals.
The items identified above are typically highly variable, difficult to predict, and of a size that could have a substantial impact on our reported operations for a period. We believe that this non-GAAP information is useful to investors and may help them evaluate our ongoing operations. This information can assist in making meaningful period-over-period comparisons and in identifying operating trends that would otherwise be masked or distorted by these types of items. Management uses this non-GAAP information internally to evaluate the performance of the business, including to allocate resources and to evaluate results relative to incentive compensation targets.
Investors should consider this non-GAAP information in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. For the reasons described above for use of non-GAAP information, our prospective earnings may be affected by future matters, similar to those identified above, as to which prospective quantification generally is not feasible.
The information in this Item 2.02 and the press release attached as Exhibit 99 are considered furnished to the Commission and are not deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description

99	Press release dated April 21, 2008, together with related attachments

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ELI LILLY AND COMPANY
(Registrant)

By:	/s/ Derica W. Rice

	Name:	Derica W. Rice
	Title:	Senior Vice President and Chief
Financial Officer

Dated: April 21, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit

99	Press release dated April 21, 2008, together with related attachments.

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